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                                                                   EXHIBIT 10.15




                             JOINT VENTURE AGREEMENT
                     JILIN LIANLI (CBR) BREWING COMPANY LTD.



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JOINT VENTURE AGREEMENT
JILIN LIANLI (CBR) BREWING COMPANY LTD.


CHAPTER 1 : GENERAL

Clause 1 Whereas in accordance with the "Law of the People's Republic of China for the Joint Ventures Enterprises with Chinese and Foreign Investments", "Company Law of the People's Republic of China" and other relevant legislations and regulations of China, Jilin Province Juetai City Brewery, Jilin Province Chuang Xiang Zhi Yie Ltd. and March International Group Limited agree, on the basis of equality and procuring mutual benefits, friendly co-operation and mutual development, to sign this joint venture agreement to establish a joint venture company designated as "Jilin Lianli (CBR) Brewing Company Ltd." in Juetai City, Jilin Province of China.


CHAPTER 2 : INTERPRETATION

Clause 2 In this Agreement, unless the context otherwise requires, the following terms and words have the interpretations as follow:

              1. "Agreement" means this Joint Venture Agreement and all its appendices.

              2. "Joint Venture Company" means Jilin Lianli (CBR) Brewing Company Ltd.

              3. "Party A" means Jilin Province Juetai Brewery. "Party B" means March International Group Limited. "Party C" means Jilin Province Chuang Xiang Zhi Yie Ltd.

              4.       "China" means the People's Republic of China ("PRC").

              5. "PRC Laws" means all the central, provincial and local laws, legislations, regulations, rules, procedures, and judicial interpretation documents (including transient and provisional), but excludes all the internal documents which are not disclosed to foreign investors.

              6. "Board of Directors" means the Board of Directors of the Joint Venture Company.

              7. "Directors" means the members in the Board of Directors as appointed by the Joint Venture Parties in accordance with this Agreement.

              8. "Articles of Association" means the articles of association of the Joint Venture Company prepared in accordance with the terms and


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                       conditions specified in this Agreement, which is
                       signed by all the Joint Venture Parties, and is approved by the relevant governmental authorities.

              9. "Third Party" means any legal person or legal entity in China other than the Joint Venture Parties.

              10. "Joint Venture Law" means the Law of the People's Republic of China for the Joint Venture Enterprises with Chinese and Foreign Investments, and other legislation and regulations applicable to
                       Sino-foreign joint venture enterprises.

              11. "Company Law" means the Company Law of the People's Republic of China.

              12. "Joint Venture Period" means the period commencing from the date of issuance of the business license of the Joint Venture Company and terminating on the date as specified in this Agreement and Articles of Association in compliance with the PRC laws.

              13. "Yuan" means the unit of currency denominated in this Agreement. Unless otherwise indicated, the currency means the Renminbi ("RMB").

              14. "Foreign Currency" or "Foreign Exchange" means the legal currency, as stipulated by the laws of that foreign country, which can be freely exchanged and transacted outside the vicinity of China.

Clause 3 The attached appendices are an integral and non-segregated part of this Agreement, and possess the same legal efficacy as this Agreement.

              Appendix I :      List of assets and liabilities transferred
                                from Party A to the Joint Venture Company, and such list shall be signed by all three Joint Venture Parties.

              Appendix II :     Land use right certificate, red-lined
                                diagram, and the property deeds.

              Appendix III :    The certificates issued by the relevant
                                governmental authorities certifying the
                                property ownership documents contained in
                                Appendix I and Appendix II.

              Appendix IV :     The trademarks registration certificates of
                                Party B, and the relevant identification documents.

              Appendix V :      The documents in relation to the packaging line
                                transferred from Party B to the Joint Venture
                                Company.



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              Appendix VI :     List of assets transferred from Party C to the
                                Joint Venture Company, and such list shall be signed by all the three Joint Venture Parties.


CHAPTER 3 : PARTIES TO THE JOINT VENTURE

Clause 4       The parties of this Agreement are :

               Party A :
               Name                      : Jilin Province Juetai Brewery
               Legal Address             : Juetai City, Jilin Province, China
               Legal Representative      : Mr. Sun Chang Yuan

               Party B :

               Name                      : March International Group Limited
               Legal Address             : 23rd Floor, Hang Seng Causeway Bay
                                           Building, 28
                                           Yee Wo Street, Causeway Bay,
                                           Hong Kong

               Legal Representative      : Mr. Chen Zi Shou

               Party C :
               Name                      : Jilin Province Chuang Xiang Zhi
                                           Yie Ltd.
               Legal Address             : No. 50 Tong Zhi Street, Chang Chun
                                           City, Jilin Province, China
               Legal Representative      : Mr. Li Wei

Clause 5 In accordance with Chapter 25 of this Agreement, all Parties have the rights and responsibilities to inform the other Parties in any change of the legal address or the legal representative.


CHAPTER 4 : ESTABLISHMENT OF THE JOINT VENTURE COMPANY

Clause 6 All Parties have agreed to establish a Joint Venture Company in China in accordance with the Joint Venture Law, the Company Law and other PRC Laws. The Joint Venture Company will be established as an independent legal person under the laws of the PRC and will subject to the jurisdiction and protection of the laws of China, as well as the associated rights and benefits thereto.

Clause 7       Name of the Joint Venture Company:
               Jilin Lianli (CBR) Brewing Company Ltd.

               Legal address of the Joint Venture Company:
               Juetai City, Jilin Province, China

Clause 8 All activities of the Joint Venture Company shall comply with the legislations, regulations, orders and relevant rules prevailing in the PRC.


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Clause 9       The Joint Venture Company shall be a company with limited
               liability. Parties to the Joint Venture Company shall assume liability up to the limit of their respective capital contributions. All Parties shall share the profit and loss and undertake the risk according to the ratio of their capital contribution towards the registered capital. The Joint Venture Company shall use all its assets to undertake all the liabilities of the Joint Venture Company.

Clause 10      Unless with written consent and agreement, all the
               liabilities, responsibilities, and debts created in any forms, for any reasons, and in any circumstances by an individual Joint
               Venture Party shall be borne and undertaken by such Party.


CHAPTER 5 : OBJECTIVES, SCALE AND SCOPE OF BUSINESS

Clause 11      The objectives of the Joint Venture Parties in forming the joint venture business are:

               Basing on the wishes to strengthen economic cooperation and technology exchange, by adopting advanced but practical technique and scientific management method, by expanding the synergy of joint venture advantage, to improve quality of the products, to establish the production facilities up to 30,000 metric tons annual capacity, in order to actively explore the domestic and international market, to continuously expand the scale of operation, so as to increase the production capacity to 200,000 metric tons in five years, and to procure satisfactory economic benefits for all Parties.

Clause 12      The scope of business of the Joint Venture Company is:

               The production, sale, research and development and other technology consultation activities in relation to beer, beverage and other auxiliary products.


CHAPTER 6 : TOTAL INVESTMENT, INVESTMENT RATIO AND REGISTERED CAPITAL

Clause 13      The total investment of the Joint Venture Company is RMB
               25,000,000. Party A shall contribute RMB 10,000,000, which amounts to 40% of the total registered capital of the Joint
               Venture Company. Party B shall contribute RMB 12,750,000, which amounts to 51% of the total registered capital of the Joint Venture Company. Party C shall contribute RMB 2,250,000, which amounts to 9% of the total registered capital of the Joint Venture Company.

Clause 14      The registered capital of the Joint Venture Company is RMB
               25,000,000.

Clause 15      Party A shall contribute its existing net assets to the Joint
               Venture Company as its capital contribution.

Clause 16      Party A hereby guarantees that, in pursuant to Clause 15 of this Agreement, all the assets injected by Party A which represents its capital contribution to the


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               Joint Venture Company are legally owned by Party A itself, and all these assets do not bear or attach with any guarantees, charges or collateral of debts. In case of any Party subsequently claiming right or ownership of those assets injected by Party A to the Joint Venture Company, all such responsibilities shall be borne by Party A. The values of the relevant assets will be deducted from the total capital contribution by Party A. Party A shall then deduce other means to pay up its capital contribution to the Joint Venture Company.

Clause 17      Party B shall use its US "CBR" brandname (Chinese name:
               "Lianli"), one bottle packaging line for beer with the annual capacity of not less than 30,000 metric tons, and the relevant brewing technology, craftsmanship, formula, and yeast as its capital contribution to the Joint Venture Company. The value of the aforesaid assets is valued at RMB 12,750,000.

Clause 18      Party C shall inject the assets and the distribution
               networks of its Shengyang sales office, Cheungchun sales office, Jilin sales office and Haribun sales office into the Joint Venture Company. The value of the aforesaid assets is valued at RMB 2,250,000.

Clause 19      Other capital required by the Joint Venture Company besides the registered capital shall be resolved by the Joint Venture
               Company through loan financing.

Clause 20      The assets injected by all the Joint Venture Parties shall be completed within 90 days after the effective date of this Agreement.

Clause 21      The registered capital of the Joint Venture Company cannot be reduced at any time during the Joint Venture Period.

Clause 22      The Parties cannot withdraw their contributed capital at
               any time during the Joint Venture Period.

Clause 23      If the registered capital is increased during the Joint
               Venture Period, it shall be approved and adopted by the Board of Directors and all relevant registration procedures shall be completed.


CHAPTER 7 : TRANSFERENCE OF EQUITY AND ASSETS OF THE JOINT VENTURE COMPANY,
            CHARGES, GUARANTEES, LENDING AND BORROWING FROM OUTSIDE PARTIES, INVESTMENTS AND LOANS

Clause 24      After the establishment of the Joint Venture Company, if any
               Party intends to transfer its portion of capital contributions or equity, notwithstanding partially or entirely, such Party shall report in written form to the Board of Directors as well as communicate to the other Parties. Under the same conditions, the other Parties have the preemptive right to acquire such share or equity interest. Unless all the Parties to the Joint Venture Company forfeit the rights


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               of acquisition, the solicitor cannot transfer its equity
               interest to other third parties.

               After the counter-parties receive the written notice, they must reply to the soliciting party within 30 days explicitly stating whether they will acquire the equity interest. If no reply is received within 30 days, it is assumed that the counter-parties will not acquire the relevant equity interest.

               All the activities in connection with the transference of equity and assets of the Joint Venture Company, executing charges against the assets of the Joint Venture Company, making guarantees in the name of the Joint Venture Company, lending and borrowing from outside parties, making investments and obtaining loans, shall be agreed and approved by the Board of Directors. If the representatives from any Parties execute the aforesaid activities without the authorization from the Board of Directors, the ultimate liability and responsibility shall be borne by that Party.


CHAPTER 8 : RESPONSIBILITIES OF THE PARTIES TO THE JOINT VENTURE

Clause 25      All Joint Venture Parties shall accomplish their respective responsibilities as follows:

               Responsibilities of Party A:

               1. To be responsible for obtaining approvals, permits, business registrations, business licenses for establishing and operating the Joint Venture Company from relevant governmental authorities in China. The related expenses will be paid by the Joint Venture Company.

               2. To be responsible for negotiating with the relevant governmental authorities in order to enable the Joint Venture Company to obtain all the privileges as granted by law.

               Responsibilities of Party B:

               1. To assist the Joint Venture Company in the import of raw materials, equipment, office utilities, transportation facilities and communication devices.

               2. To assist the Joint Venture Company in promoting sales and building up sales network of its products overseas.

               3. To assist the Joint Venture Company in recruiting managerial, operational, technical and other functional personnel from overseas.

               4. To assist the Joint Venture Company in dealing with financing activities overseas for future development.


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               5.       To be responsible for other matters entrusted by the
                        Joint Venture Company.

               Responsibilities of Party C:

               To assist the Joint Venture Company in relation to all the marketing and distribution affairs, and to assist both Parties A and B to fulfill their responsibilities.


CHAPTER 9 : SALE AND DISTRIBUTION OF PRODUCTS

Clause 26      The products produced by the Joint Venture Company are mainly sold in the China market, and may be progressively developed and sold to the overseas market.

Clause 27      The trademark used by the Joint Venture Company is mainly the
               "Lianli CBR" brandname. Basing on the prevailing market conditions, the Joint Venture Company can also use other trademarks under sublicensing arrangements.

Clause 28      The Joint Venture Company can explore other international
               famous brandnames and trademarks, and employ sophisticated technologies in order to enhance its competitive position and profitability.


CHAPTER 10 : BOARD OF DIRECTORS

Clause 29      The date of registration of the Joint Venture Company is the same as the date of the setting up of the Board of Directors.

Clause 30      The Board of Directors is composed of five directors. Two of them are appointed by Party A and three of them are appointed by Party B. The chairman of the Board is appointed by Party B, and the vice-chairman is appointed by Party A. The tenure of office of the directors, chairman and vice-chairman is four years. The period of the tenure of office can be extended by the appointing Party. Any vacancy in the Board of Directors will be filled and appointed by the designated Party. Both
               Parties have the right to appoint and change their respective directors. A written notice for any appointments or changes in directors shall be delivered 14 days in advance to the Board of Directors.

Clause 31      The chairman who is unable to attend a meeting has to
               appoint an alternative or substitute director in writing to hold the meeting. In case of not having a written letter of entrustment, it is assumed that the vice-chairman will be entrusted to hold the meeting. The resolutions passed by the Board of Directors meeting which fall within the agendas previously circulated will become effective after being signed by the chairman.


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Clause 32      The chairman has to send agendas to all the directors 15 days before the meeting in order to inform them about the topics concerned and also the date and place where the meeting will be held.

Clause 33      The quorum of a meeting of the Board of Directors shall be two-thirds of the number of directors. If there are less than two-thirds of the number of directors attending the meeting after half an hour of the meeting commencing at the predetermined place, then the chairman shall issue another notice to all directors in order to inform them that the meeting will be held again after 5 days. During the second call of a meeting, if there are still less than two-thirds of the number of directors attending the meeting, then the meeting can commence with more than one-half of the number of directors attending.

Clause 34      A director who is unable to attend a meeting has to appoint an alternative or substitute director in writing. A substitute can represent one or more than one directors to attend the meeting. However, a director who is unable to attend a meeting and does not appoint any person to represent him will be regarded as giving up the vote.

Clause 35      The Board of Directors is the highest authority of the
               Joint Venture Company. The following decisions shall be passed with the unanimous agreement of all directors on the
               Board:

               1. Amendment of the articles of association of the Joint Venture Company.

               2.       Termination and dissolution of the Joint Venture
                        Company.

               3. Increase in, or transfer of, the registered capital or equity of the Joint Venture Company.

               4. Acquisition of subsidiary or amalgamation with other economic organizations by the Joint Venture Company.

               The following decisions shall be passed with the agreement of more than one-half of the number of votes by the directors on the Board:

               1. The appointments of general manager, deputy general manager, financial controller and other key positions.

               2. The approvals of the financial budget, financial statements and distribution of profit.

               3. The approvals of important policies and system procedures of the Joint Venture Company.

               4. All other affairs that need to be decided by the Board of Directors, except for item 1 of this Clause.


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Clause 36      The chairman is stipulated by laws to be the representative of the Joint Venture Company. If the chairman cannot fulfill his duties due to acceptable reasons, he can temporarily entrust the vice-chairman or another director to represent him.

Clause 37      The Board of Directors shall hold a meeting at least once a year. The Board of Directors meeting shall be called by the chairman, and the place of meeting in principle shall be the registered address of the Joint Venture Company. When it is proposed by more than one-third of the number of directors on the Board, the chairman can call for a temporary meeting of the Board of Directors. Minutes of the Board of Directors meetings shall be prepared and kept safely.


CHAPTER 11 : MANAGEMENT

Clause 38      The Joint Venture Company has to establish a management team to handle the daily affairs of the Joint Venture Company. The management association consists of a general manager who is appointed by the Board of Directors; two deputy general managers who are nominated by the general manager and appointed by the Board of Directors; and one financial controller who is appointed by the Board of Directors. The tenure of the offices of general manager, deputy general managers and financial controller is four years, and they can be re-elected.

Clause 39      The duty of the general manager is to execute the decisions of the Board of Directors, and to lead the daily management activities of the Joint Venture Company. The duty of the deputy general managers is to assist the general manager. The duty of the financial controller is to organize and monitor the financial operations of the Joint Venture Company. The general manager and financial controller are directly accountable to the Board of Directors. The management association can employ several department managers, who are responsible for the operations of their respective functional departments, and accomplish the assignments from general manager and deputy general managers. The department managers are accountable to the general manager and deputy general managers.

Clause 40      If the general manager, deputy general managers and financial controller have abused their positions for personal interest, corruption, or committed severe mistakes due to negligence, they will be laid off by the consent of the Board of Directors. The general manager can terminate the employment of other department managers with the approval of the Board of Directors. The Board of Directors can also dismiss any department manager as necessary.


CHAPTER 12 : PURCHASE OF REQUIRED MATERIALS AND EQUIPMENT

Clause 41      All the raw materials, equipment, fuels and energy,
               auxiliary components, transportation facilities and office utilities needed by the Joint Venture Company have to be preferentially procured in China under the same conditions offered by different suppliers.


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Clause 42      If the Joint Venture Company desires to purchase equipment overseas, the Board of Directors shall discuss and agree on the models, prices, terms and specifications of such equipment.


CHAPTER 13 :  FOREIGN EXCHANGE CONTROL

Clause 43      The Joint Venture Company has to open bank accounts for RMB and foreign currencies with Bank of China or any other banks which have been approved by the State Exchange Administration
               Bureau to transact foreign currencies. The Board of Directors of the Joint Venture Company has to decide on the cheques issuing system. If necessary, the Joint Venture Company can also open a foreign exchange account overseas after obtaining approval from the Board of Directors and permission from the State Exchange Administration Bureau.

Clause 44      All the foreign exchange received by the Joint Venture
               Company has to be deposited in the foreign exchange account and those payments in foreign exchange shall also be paid from this account.

Clause 45      The foreign exchange has to be used by the Joint Venture
               Company in according with the following sequences or as decided by the Board of Directors:

               1. Payments for the compensation of the employment of foreign employees.

               2. Principle and interest of foreign currency loans and any other related debts that must also be paid by foreign exchange.

               3. Payments for the materials, facilities, spare parts and services that are needed by the Joint Venture Company and are required to be settled by foreign exchange.

               4. Payments for some administrative expenses that are related to the business of the Joint Venture Company and are required to be settled with foreign currencies.

               5. To pay for the dividends distributable to Party B according to its investment ratio.

Clause 46      The profit appropriations by the Joint Venture Company shall be decided by the Board of Directors, and distributed to all Parties in accordance with their respective capital contribution ratios. Profits distributable to Party B shall have priority in utilizing the foreign exchange for payments.
               If the foreign exchange is insufficient, the remaining portion can be paid by RMB. The Joint Venture Company shall assist
               Party B to convert and remit the dividends denominated in RMB to foreign currency through the exchange SWAP centers or banks.


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CHAPTER 14 : LABOR ADMINISTRATION

Clause 47      The recruitment, hiring, dismissal, wages, labor insurance, employees welfare, bonuses and punishments of employees of the Joint Venture Company shall be implemented in accordance with the Company Law, Sino-foreign Joint Venture Enterprises
               Employment Law of China, Employment Law and other employment regulations prevailing in Jilin Province. The employment policy of the Joint Venture Company shall be determined and enacted by the Board of Directors. The Joint Venture Company will conclude the employment contracts with individual employees and shall file the contracts with the local labor department. The employees currently hired by Party A will be preferentially employed by the Joint Venture Company under the same terms and conditions. Employee not recruited by the Joint
               Venture Company will be handled by the local government and Party A, the Joint Venture Company will not assume any responsibilities thereon.

Clause 48      Any labor disputes occurring with the Joint Venture Company shall first be settled through bilateral negotiations. If the problems remain to be unresolved after negotiation, either party can seek arbitration from the local or provincial labor department. If any party is not satisfied with the arbitration results, legal proceedings can be instituted through the local court.

Clause 49      The salaries, social welfare, benefits and travelling
               reimbursement standards of the senior managerial personnel recommended by all the Joint Venture Parties shall be discussed and ratified by the Board of Directors.


CHAPTER 15 : TAXATION, FINANCIAL AND AUDITS

Clause 50      The Joint Venture Company must pay those taxes which are
               applicable to its businesses in accordance with the relevant laws of the PRC. The Joint Venture Company can benefit from the preferential tax treatments and concessions applicable to all Sino-foreign joint venture enterprises. In accordance with the requirements of the relevant laws in the PRC, the Joint Venture Company shall prepare and submit its financial statements and tax information to the relevant government departments, local financial administration bureau and local tax bureau.

Clause 51      All the staff and workers of the Joint Venture Company must pay personal income taxes in accordance with the Personal
               Income Tax Laws of the PRC.

Clause 52      In accordance with the Joint Venture Law, the Joint Venture
               Company shall appropriate reserve fund, staff welfare and bonus fund, and enterprise development fund. With reference to the operating results of the Joint Venture Company, the Board of Directors will decide the proportions of these funds to be appropriated in each year.


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Clause 53      The financial year of the Joint Venture Company is the same as the calendar year which commences on 1st January and ends on 31st December. All the vouchers, supportings records, accounting ledgers and financial statements shall be documented in Chinese. The Joint Venture Company shall also prepare another set of financial statements which comply with the International Accounting Standards in English. The first financial year of the Joint Venture Company begins from the date of the business license to 31st December of the same year. The last financial year of the Joint Venture Company will be from 1st January to the last day of business.

Clause 54      The financial statements of the Joint Venture Company shall be prepared in accordance with both PRC Accounting Standards and International Accounting Standards.

Clause 55      At the end of each fiscal year, the Joint Venture Company
               shall employ China Certified Public Accountants to audit the accounts and financial statements, and the auditors' report shall be submitted to the Board of Directors within three months after the year end date.

               All Parties have the right to appoint independent auditors in China or overseas to audit the financial statements of the Joint Venture Company. The Joint Venture Company shall assist the audit in a cooperative manner and submit all the necessary information, and shall pay for the audit fees accordingly.


CHAPTER 16 :  PROFIT APPROPRIATIONS

Clause 56      After paying all the profit taxes, the Joint Venture Company can distribute its profit according to the following sequence:

               1. Covering all the losses of assets and properties arising from confiscation. Settling all the tax detention monies and penalties.

               2.       Offsetting any losses incurred in prior years.

               3.       Appropriation of statutory reserve fund.

               4.       Appropriation of staff welfare and bonus fund.

               5.       Appropriation of enterprise development fund.

               6. Distribution to the Parties to the Joint Venture Company in accordance with their respective capital contribution ratios.


CHAPTER 17 :  JOINT VENTURE PERIOD, TERMINATION AND DISSOLUTION

Clause 57      The duration of the Joint Venture Company is 30 years.


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               The date of establishment of the Joint Venture Company is the same as the date of issuance of the business license.

               The Joint Venture Period can be extended if the Board of Directors has unanimously consented and filed application to the relevant governmental authorities at least six months before the expiry date.

Clause 58      The Joint Venture Company will be dissolved under the
               following circumstances :

               1.       The Joint Venture Period has expired.

               2. The business of the Joint Venture Company cannot continue due to substantial loss.

               3. The business cannot be operated due to one of the Parties being unable to fulfill the responsibilities as specified in this Agreement and the Articles of Association.

               4. The business of the Joint Venture Company cannot be operated due to serious natural disasters, wars and other force majeure.

               5. In accordance with relevant laws and relevant clauses specified in this Agreement, one of the Parties has already acquired all the equity owned by another of the Parties.

               6. If any policies, rules or regulations formulated by any local government department have caused serious unfavorable effects to the Joint Venture Company or either of the Parties, and all Parties are unable to complete the required changes and adjustments in accordance with the original terms and conditions of the Agreement.

               7. During the Joint Venture Period, if any Party to the Joint Venture Company has been discovered to have the following behaviors, the other Parties can obtain written approvals from relevant governmental authorities to terminate this Agreement.

                        (a) If any Party violates the regulations of this Agreement to transfer its investment in the Joint Venture Company, either partially or entirely.

                        (b) In case of any Party involved in legal dispute with third party, and the dispute is having severe effects on the business operations of the Joint Venture Company, the Joint Venture Company or other Parties can request in writing to terminate this Agreement if the dispute remains unresolved for more than six months.

                        (c) If any Party seriously violates this Agreement, the Joint Venture Company or other Parties can request in writing for


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                                 remedies. If the Party who has breached this
                                 Agreement fails to correct the situation or provide compensations to the suffering Parties, this Agreement can be terminated after three months of the written request.

               Under the above circumstances, except for items 1 and 7, the application for dissolution shall be initiated and approved by the Board of Directors, and filed with the relevant governmental authorities.

Clause 59      If the Joint Venture Company is dissolved due to those reasons specified in Clause 58 above, all the assets of the Joint
               Venture Company shall be estimated and valued according to guidelines set up by the liquidation committee which is established according to relevant rules and laws. During the counting and valuation of the assets, the liquidation committee shall try its best to obtain the highest price of the asset. If necessary, the liquidation committee shall put the asset, either wholly or partly, up for auction sale in China. Any Party to the Joint Venture Company, either individually or associated with another third party, can make a bid offer in the auction sale. The proceeds from liquidation of assets will be used to pay off the liabilities of the Joint
               Venture Company, including liquidation expense, employees salaries, labor insurance, tax liability, bank loans, debentures and other corporate debts. The residual amount will be repaid to all Parties in accordance with their respective capital contribution ratios.

CHAPTER 18 :  INSURANCE

Clause 60      The Joint Venture Company can purchase different kinds of
               insurance coverage from local and overseas insurance companies.
               The Board of Directors shall discuss and determine the types of insurance to be obtained, the amount insured and the period covered by such insurance policies.


CHAPTER 19 :  AMENDMENT, RECTIFICATION AND TERMINATION OF THE AGREEMENT

Clause 61      In respect of any amendments to this Agreement or its
               supplementary agreements, Party A, Party B and Party C shall all sign on the written agreement. All the amendments will be validated only with the approvals from relevant governmental authorities.

               If the terms of this Agreement cannot be carried out due to force majeure or if the business of the Joint Venture Company cannot be continued due to occurrence of substantial loss, the Board of Directors can unanimously resolve to cease the operations of the Joint Venture Company and terminate this Agreement. Approval for such termination shall be obtained from relevant governmental authorities.

Clause 62      If any Party violates the regulations specified in this
               Agreement or the Articles of Association, or any Party does not fulfill the responsibilities as stipulated in


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               this Agreement or the Articles of Association of the Joint
               Venture Company, and consequentially causes the Joint
               Venture Company to be unable to attain its business objective, such Party is regarded as breaching the Agreement.
               Besides seeking remedies and compensation, the other
               Parties can obtain approvals from the relevant governmental authorities to terminate this Agreement. If all the Joint Venture Parties ultimately consent to continue the business, the Party who has breached the Agreement shall provide remedies and compensation to the other Parties for their economic losses.

CHAPTER 20 :  RESPONSIBILITIES OF VIOLATION OF AGREEMENT

Clause 63      All the three Joint Venture Parties must contribute their
               portions of capital in accordance with the time schedules as specified in this Agreement. Any Party who fails to contribute its portion of capital will constitute a breach of this Agreement.

               If any Party violates the Agreement and consequentially causes this Agreement to not be executed, that Party needs to compensate the other Parties for their losses. If all Parties violate the Agreement, each Party has the responsibility to bear the loss caused by the violation.


CHAPTER 21 :  FORCE MAJEURE

Clause 64      When one Party to the Joint Venture Company encounters
               earthquake, typhoon, flooding, war, embargo, diplomatic cessation, chaos, nationalization, or other unpredictable and unavoidable events, which consequentially causes the Party to be unable to execute and accomplish its obligations under this Agreement, that Party must inform the other Parties immediately through telex. Within 15 days, such Party must also furnish the evidence and information about the details of the force majeure to the other Parties, together with the reasons for the inability to entirely or partially fulfill or accomplish the Agreement or request an extension of the period to fulfill the obligation under this Agreement. All
               Parties will then discuss and negotiate the magnitude of such unpreventable events, and determine whether the Agreement shall be invalidated in part or as a whole, or to agree to an extension of this Agreement. All Parties and the Joint Venture
               Company cannot claim compensation for any losses caused by force majeure.

CHAPTER 22 :  APPLICABLE LEGISLATION

Clause 65      The conclusion, efficacy, interpretation, execution and
               resolution for dispute of this Agreement is governed by the PRC laws.

Clause 66      During the Joint Venture Period, when the prevailing laws
               and regulations at the place where any of the Parties resides have been amended or new laws and regulations have been enacted, and such alteration will cause a substantial adverse effect on the economic benefit of any Parties, all Parties shall


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               immediately discuss and negotiate with each other in order to decide on any necessary adjustment or amendment so as to minimize any potential loss.

Clause 67      In accordance with Rule 40 of the PRC foreign-related economic contract laws, if the existing laws and regulations in China have been modified or new laws and regulations have been enacted, and such alteration will cause a substantial or adverse effect, either directly or indirectly, to the economic benefit of the Parties or any one party, the Agreement should continue to be effectively implemented under the original terms and laws, as far as it is allowed by laws and not hurting any Parties' interest. If the laws do not permit, all Parties must discuss together in order to minimize the potential loss to the affected Parties through amendments on the existing Agreement and Articles of Association.


CHAPTER 23 :  THE RESOLUTION OF DISPUTES

Clause 68      When there is a dispute arising from the execution of this
               Agreement or related to this Agreement, all Parties should communicate with the other Parties to clarify and resolve the dispute in a friendly manner. If all Parties fail to reach a resolution, the dispute can be forwarded to the Beijing office of the China International Economic & Trade Arbitration
               Committee and be arbitrated in accordance with the committee's rules and regulations. The judgements obtained from that arbitration committee will be final and have restrictions to all Parties.

Clause 69      During the arbitration process, except for those parts
               involving in the dispute, the rest of this Agreement is still valid and executable.

CHAPTER 24 :  LANGUAGE

Clause 70      This Agreement is written in Chinese with twelve original
               copies. Each Party shall keep two copies. Other copies will be filed with relevant governmental authorities.

Clause 71      This Agreement and its supplement must be approved by the
               International Trade & Economic Department of the PRC or any organization designated by that department, and will be effective upon the date of approval.

Clause 72      When all Parties use telex or fax to circulate notices, and when the contents of such notices involve the rights and responsibilities of all Parties, these notices shall also be served in written by mail. The correspondence addresses of all Parties as specified in this Agreement are also the mailing addresses of these Parties. The correspondence addresses or legal addresses of all Parties, or notices of changes in correspondence addresses or legal addresses of all Parties will be regarded as their mailing addresses.

Clause 73      When any clauses contained in this Agreement are judged by court or other arbitration institutes to be illegal, other clauses contained in this Agreement


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               are still considered to be lawful. All Parties and the
               Joint Venture Company must continue to execute other clauses in this Agreement.

Clause 74      This Agreement was signed by the representatives from Party
               A, Party B and Party C on 18th October, 1999 in Juetai City,
               Jilin Province, China.







Party A  :        Jilin Province Juetai Brewery

Representative :  Mr. Sun Chang Yuan /s/



Party B  :        March International Group Limited

Representative :  Mr. Li Zhao /s/



Party C  :        Jilin Province Chuang Xiang Zhi Yie Ltd.

Representative :  Mr. Li Wei /s/